Exhibit 99.1

           CSS Industries, Inc. Reports Sales and Operating
             Results for the Quarter Ended June 30, 2007


    PHILADELPHIA--(BUSINESS WIRE)--July 26, 2007--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the first quarter ended June 30, 2007. Sales decreased 2% to $46,802,000 from $47,533,000 in 2006. The net loss decreased to $4,427,000, or $.41 per diluted share, compared to a prior year net loss of $5,507,000, or $.52 per diluted share. The Company's highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

    The decrease in sales is primarily due to lower sales of educational products and all occasion cards, partially offset by higher sales of Halloween products, Christmas boxed greeting cards and gift wrap. The decreased loss in the first quarter was primarily the result of lower selling, general and administrative expenses, primarily due to lower severance costs, professional fees and savings from the restructuring program announced in November 2006, as well as favorable interest income resulting from the Company's improved cash position.

    "As previously announced, the Company continues to be focused on the integration of the Berwick Offray and Cleo operations, and I am pleased to report that we are achieving the fiscal 2008 savings, as expected," commented Christopher J. Munyan, CSS President and CEO. "Although it is early in the year, we continue to believe that estimated earnings for fiscal 2008 will be in the range of $2.45 to $2.60 per diluted share," continued Mr. Munyan.

    CSS is a consumer products company primarily engaged in the manufacture and sale to mass market retailers of seasonal and all occasion, social expression products, including gift wrap, gift bags, gift boxes, boxed greeting cards, gift tags, tissue paper, decorations, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-ups and novelties, Easter egg dyes and novelties, and craft and educational products.

    This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected future earnings and financial performance. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management as to future events and financial performance with respect to the Company's operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, increased operating costs, including labor-related and energy costs and costs relating to the imposition of retrospective application of duties on imported products, currency risks and other risks associated with international markets, risks associated with the combination of the operations of the Company's Cleo and Berwick Offray subsidiaries, including the risk that the restructuring related savings may not meet the expected amounts previously reported, the risk that customers may become insolvent, costs of compliance with governmental regulations and government investigations, liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and elsewhere in the Company's SEC filings. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

    CSS' consolidated results of operations for the quarters ended June 30, 2007 and 2006 and consolidated condensed balance sheets as of June 30, 2007, March 31, 2007 and June 30, 2006 follow:


                CSS INDUSTRIES, INC. AND SUBSIDIARIES
----------------------------------------------------------------------

                  CONSOLIDATED RESULTS OF OPERATIONS
----------------------------------------------------------------------
                             (Unaudited)

(In thousands, except per share data)               Three Months Ended
                                                         June 30,
                                                    ------------------
                                                      2007      2006
                                                    --------- --------

SALES                                                $46,802  $47,533
                                                    --------- --------

COSTS AND EXPENSES
  Cost of sales                                       33,519   34,063
  Selling, general and administrative expenses        20,683   22,204
  Interest (income) expense, net                        (374)     134
  Other income, net                                     (242)    (162)
                                                    --------- --------

                                                      53,586   56,239
                                                    --------- --------

LOSS BEFORE INCOME TAXES                              (6,784)  (8,706)

INCOME TAX BENEFIT                                    (2,357)  (3,199)
                                                    --------- --------

NET LOSS                                             $(4,427) $(5,507)
                                                    ========= ========

BASIC AND DILUTED NET LOSS PER COMMON SHARE          $  (.41) $  (.52)
                                                    ========= ========

WEIGHTED AVERAGE BASIC AND DILUTED SHARES
 OUTSTANDING                                          10,882   10,496
                                                    ========= ========


                CSS INDUSTRIES, INC. AND SUBSIDIARIES
----------------------------------------------------------------------

                CONSOLIDATED CONDENSED BALANCE SHEETS
----------------------------------------------------------------------

(In thousands)                        June 30,   March 31,  June 30,
                                        2007       2007       2006
                                     ----------- --------- -----------
                                     (Unaudited) (Audited) (Unaudited)
               ASSETS
------------------------------------

CURRENT ASSETS
  Cash and cash equivalents             $ 53,303  $100,091    $  4,794
  Accounts receivable, net                37,891    37,169      36,457
  Inventories                            125,012    82,138     149,165
  Deferred income taxes                    7,973     8,645       7,043
  Asset held for sale                      2,564     2,564       1,425
  Other current assets                    15,466    13,665      18,583
                                     ----------- --------- -----------

   Total current assets                  242,209   244,272     217,467
                                     ----------- --------- -----------

PROPERTY, PLANT AND EQUIPMENT, NET        56,759    58,897      67,747
                                     ----------- --------- -----------

OTHER ASSETS
  Goodwill                                30,952    30,952      30,952
  Intangible assets, net                   4,313     4,328       4,399
  Other                                    3,678     4,621       3,964
                                     ----------- --------- -----------

    Total other assets                    38,943    39,901      39,315
                                     ----------- --------- -----------

    Total assets                        $337,911  $343,070    $324,529
                                     =========== ========= ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES
  Notes payable                         $      -  $      -    $      -
  Current portion of long-term debt       10,207    10,195      10,195
  Accrued customer programs                7,929    10,290       9,264
  Other current liabilities               34,234    35,478      38,519
                                     ----------- --------- -----------

    Total current liabilities             52,370    55,963      57,978
                                     ----------- --------- -----------

LONG-TERM DEBT, NET OF CURRENT
 PORTION                                  20,330    20,392      30,551
                                     ----------- --------- -----------

LONG-TERM OBLIGATIONS                      6,146     3,221       3,505
                                     ----------- --------- -----------

DEFERRED INCOME TAXES                      1,238     2,384       5,198
                                     ----------- --------- -----------

STOCKHOLDERS' EQUITY                     257,827   261,110     227,297
                                     ----------- --------- -----------

    Total liabilities and
     stockholders' equity               $337,911  $343,070    $324,529
                                     =========== ========= ===========


    CONTACT: CSS Industries, Inc.
             Clifford E. Pietrafitta, Chief Financial Officer
             215-569-9900